                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

            The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                Dated: February 14, 2003

                            WAM Acquisition GP, Inc.
                                for itself and as general partner of
                                LIBERTY WANGER ASSET MANAGEMENT, L.P.

                            By:  /s/ Bruce H. Lauer
                                 -----------------------------------------------
                                     Bruce H. Lauer
                                     Senior Vice President and Secretary

                            LIBERTY ACORN TRUST

                            By:  /s/ Bruce H. Lauer
                                 -----------------------------------------------
                                     Bruce H. Lauer
                                     Vice President, Treasurer and
                                     Secretary


                              Page 10 of 10 Pages